UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): March 20, 2020

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	CHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Church & Dwight Co, Inc. (the “Company”) is party to a credit agreement dated March 29, 2018, as amended (the “Credit Agreement”), with the initial lenders named therein, Bank of America, N.A., as lead administrative agent and Wells Fargo Bank, National Association, as co-administrative agent. The Credit Agreement provides for a $1.0 billion unsecured revolving credit facility (the “Revolving Credit Facility”). Unless extended, the Credit Agreement will terminate and all amounts outstanding under the Credit Agreement will be due and payable on March 29, 2024. Additional information concerning the Company’s Credit Agreement and Revolving Credit Facility are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

On March 20 and March 23, 2020, the Company provided notices to the administrative agent under the Credit Agreement to draw down a total amount of $825 million under the Revolving Credit Facility. As of March 23, 2020 a total of $825 million was outstanding under the Revolving Credit Facility. Borrowings under the Revolving Credit Facility are scheduled to mature on March 29, 2024, and the Company may repay amounts borrowed any time without penalty. Based on the Company’s current corporate credit ratings, the currently applicable interest rate margins are 1.0% for adjusted LIBOR rate borrowings and 0.0% for Base Rate borrowings.

The Company initiated borrowings under the Revolving Credit Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak. The draw-down proceeds from the Revolving Credit Facility are currently being held on the Company’s balance sheet and may be used for general corporate purposes.

Item 8.01 Other Events.

On March 24, 2020, the Company issued a press release announcing measures it has taken in response to the COVID-19 outbreak, including the initiation of borrowings under the Revolving Credit Facility discussed in Item 2.03 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press Release issued by Church & Dwight Co., Inc. on March 24, 2020

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	March 24, 2020	By:	/s/Patrick de Maynadier
		Name:	Patrick de Maynadier
		Title:	Executive Vice President, General Counsel and Secretary